Exhibit 10.30

Execution Copy

PURCHASE AGREEMENT

WPP FINANCE (UK)

U.S.$650,000,000

5.875% Notes Due 2014

Fully and Unconditionally Guaranteed by

WPP GROUP PLC

June 16, 2004

Barclays Capital Inc.

200 Park Avenue

New York, New York 10166

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

Wachovia Capital Markets, LLC

One Wachovia Center, TW-7

301 South College Street

Charlotte, North Carolina 28288

As for themselves and as Representatives of the other several Initial Purchasers listed on Schedule I hereto

Ladies and Gentlemen:

WPP Finance (UK), an unlimited liability company incorporated in England and Wales (the “Issuer”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, U.S.$650,000,000 principal amount of its 5.875% Notes Due 2014 (the “Notes”). The Notes will be fully and unconditionally guaranteed (the “Guarantees”) by WPP Group plc, a public limited company incorporated in England and Wales (the “Company”). The Notes and the Guarantees are referred to collectively as the “Securities.”

The Securities are to be issued under an indenture (the “Base Indenture”), to be dated as of the Closing Date (as defined below), among the Issuer, the Company and Citibank,

N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of the Closing Date (the Base Indenture as so supplemented being referred to as the “Indenture”), The Securities will have the benefit of a registration rights agreement (the “Registration Rights Agreement”), to be dated as of the Closing Date, among the Issuer, the Company and the Initial Purchasers, pursuant to which the Issuer and the Company will agree to register the Securities or substantially identical notes and guarantees under the Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Act”), subject to the terms and conditions therein specified. To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 19 hereof.

The sale of the Notes to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Notes, the Issuer and the Company have prepared a preliminary offering memorandum, dated June 15, 2004 (as amended or supplemented at the date thereof, including any and all exhibits thereto, and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated June 16, 2004 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Issuer, the Company and the Securities. The Issuer and the Company hereby confirm that they have authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

1. Representations and Warranties. The Issuer and the Company jointly and severally represent and warrant to each Initial Purchaser as of the date hereof and as of the Closing Date as set forth below in this Section 1.

(a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Issuer nor the Company makes any representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Issuer or the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

(b) The documents incorporated or deemed to be incorporated by reference in the Preliminary Memorandum or the Final Memorandum, at the time they were or hereafter are filed with the Securities and Exchange Commission (the “Commission”), complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (including the rules and regulations thereunder, the “Exchange Act”) and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Preliminary Memorandum or the Final Memorandum at the date thereof and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Final Memorandum, are independent public accountants with respect to the Issuer and the Company within the meaning of the Act.

(d) The financial statements included in the Final Memorandum, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of profit and loss, cash flows, recognized gains and losses, and changes in shareholders’ funds of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with the Companies Act 1985 and generally accepted accounting principles in the United Kingdom (“UK GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Final Memorandum present fairly in accordance with the Companies Act 1985 and UK GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Final Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Final Memorandum

(e) Since the respective dates as of which information is given in the Final Memorandum, except as otherwise stated therein, (A) there has been no change or development (i) that could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Registration Rights Agreement or the Indenture, or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the financial condition, earnings, business or properties of the Issuer, the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (any such change or development being referred to as a “Material Adverse Effect”), (B) there have been no transactions entered into by the Issuer or the Company and its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Issuer or the Company and its subsidiaries taken as a whole, and (C) except for regular interim and final dividends on the equity ordinary shares of 10p each, of the Company (the “Ordinary Shares”) in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by either the Issuer or the Company on any class of its share capital or stock.

(f) Each of the Issuer and the Company is duly incorporated and is validly existing as a corporation under the laws of England and Wales and each has full corporate power and authority to own, lease and operate its properties and to conduct its business as now conducted and as described in the Final Memorandum and to enter into and perform its obligations under this Agreement; and each of the Issuer and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(g) Each subsidiary of the Company (each a “subsidiary” and, collectively, the “subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation or company in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or entity power and authority to own, lease and operate its properties and to conduct its business as now conducted and as described in the Final Memorandum and is duly qualified as a foreign corporation or company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding share capital or stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable; all of the issued and outstanding share capital or stock of each such subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except (i) as otherwise disclosed in the Final Memorandum, or (ii) where (A) the failure to be duly authorized, validly issued, fully paid and non-assessable, or (B) the existence of a security interest, mortgage, pledge, lien, encumbrance, claim or equity, would not result in a Material Adverse Effect. None of the outstanding share capital or stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary except where such violation would not have a Material Adverse Effect.

(h) The issued share capital and stock of the Issuer and the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the issued share capital or stock of the Company or the Issuer was issued in violation of the preemptive or other similar rights of any securityholder of the Issuer or the Company.

(i) This Agreement has been duly authorized, executed and delivered by each of the Issuer and the Company.

(j) The Registration Rights Agreement has been duly authorized by each of the Issuer and the Company and, when duly executed and delivered by the Issuer, the Company and the Initial Purchasers, will constitute a valid and binding agreement of the Issuer and the Company, enforceable against the Issuer and the Company in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(k) The Indenture has been duly authorized by each of the Issuer and the Company and, when duly executed and delivered by the Issuer, the Company and the Trustee, will constitute a valid and binding agreement of the Issuer and the Company, enforceable against the Issuer and the Company in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(l) The Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Issuer and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(m) The Guarantees have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when the Notes have been authenticated, issued and delivered in the manner provided in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement will constitute a valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(n) Neither the Issuer, the Company nor any of its subsidiaries are (i) in violation of their respective memoranda and articles of association, charters or by-laws or (ii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its subsidiaries or any of its or their properties or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Issuer, the Company or any of its subsidiaries are a party or by which they or any of them may be bound, or to which any of the property or assets of the Issuer, the Company or any subsidiary thereof is subject (collectively, “Agreements and Instruments”) except, in the case of clause (i) as it relates to subsidiaries, and in the case of clause (ii) or (iii), for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture, the Notes and the Guarantees and the consummation of the transactions contemplated herein and in the Final Memorandum (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Final Memorandum under the caption “Use of Proceeds”) and compliance by the Issuer and the Company with their obligations hereunder and under the Registration Rights Agreement, the Indenture, the Notes and the Guarantees do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer, the Company or any subsidiary thereof pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect and except for any Repayment Event described under the caption “Use of Proceeds” in the Final Memorandum), nor will such action result in any violation of the provisions of the respective memoranda and articles of association, charters or by-laws of the Issuer, the Company or any subsidiary thereof or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Issuer, the Company or any subsidiary thereof or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right, with or without the giving or notice or the passage of time, to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuer, the Company or any subsidiary thereof.

(o) No labor dispute with the employees of the Issuer, the Company or any subsidiary thereof exists or, to the knowledge of the Issuer or the Company, is imminent, and neither the Issuer nor the Company is aware of any existing or imminent labor disturbance by the employees of any of their respective principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(p) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Issuer and the Company, threatened, against or affecting the Issuer, the Company or any subsidiary thereof, which is required to be disclosed in the Final Memorandum (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the Registration Rights Agreement or the Indenture or the performance by the Issuer and the Company of their obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Issuer, the Company or any subsidiary thereof is a party or of which any of their respective property or assets is the subject which are not described in the Final Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(q) The Issuer, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Issuer, the Company nor any of its subsidiaries have received any notice or are otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Issuer or the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(r) The Issuer, the Company and any subsidiaries thereof possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (except for such permits, licenses, approvals, consents and other authorizations which the failure to obtain would not result in a Material Adverse Effect); the Issuer and the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Issuer nor the Company or any of its subsidiaries have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(s) The Issuer, the Company and any subsidiaries thereof each has good and marketable title to all real property owned by the Issuer, the Company or such subsidiaries and good title to all other properties owned by any of them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Final Memorandum or (b) do not, singly or in the aggregate have a Material Adverse Effect; and all of the leases and subleases material to the business of the Issuer and the Company and its subsidiaries, considered as one enterprise, and under which the Issuer or the Company or any of its subsidiaries holds properties described in the Final Memorandum, are in full force and effect, and neither the Issuer nor the Company or any subsidiary have any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Issuer, the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Issuer, the Company or such subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease.

(t) Except as described in the Final Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Issuer nor the Company or any of its subsidiaries are in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Issuer and the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Laws against the Issuer or the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Issuer, the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(u) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority, body or agency is necessary or required in connection with the transactions contemplated herein, in the Indenture or in the Registration Rights Agreement, except such as may be required under the blue sky laws of any jurisdiction in which the Notes are offered and sold and, in the case of the Registration Rights Agreement, such as will be obtained under the Act and the Trust Indenture Act of 1939, as amended (including the rules and regulations thereunder, the “Trust Indenture Act”).

(v) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission adopted pursuant thereto as such rules and regulations currently apply to the Company (collectively, the “Sarbanes-Oxley Act”). There is and has been no failure on the part of any of the Company’s officers or directors, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act.

(w) Except as described in the Final Memorandum, no ad valorem stamp duty, stamp duty reserve tax or other similar tax or duty are payable under applicable laws or regulations of the United Kingdom (i) in connection with the creation or original issuance and sale of the Notes or the Guarantees, (ii) with respect to the execution, delivery and performance of this Agreement, the Registration Rights Agreement or the Indenture, or (iii) with respect to any payments made to the Initial Purchasers pursuant to this Agreement.

(x) Except as described in the Final Memorandum, payments made by the Issuer under the Notes or the Company under the Guarantees to holders will not be subject to any withholdings or similar charges for or on account of taxation under the laws of the United Kingdom.

(y) Each of the Issuer and the Company has the power to submit and pursuant to Section 14 of this Agreement has legally, validly, effectively and irrevocably submitted, to the nonexclusive jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower and pursuant to Section 14 of this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York.

(z) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital or stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) and except as could not be reasonably be expected to affect the ability of the Issuer or the Company to make payments on the Securities or otherwise to have a Material Adverse Effect.

(aa) Neither the Issuer, the Company, any of their respective subsidiaries nor any person acting on behalf of any of them, other than the Initial Purchasers to the extent that they might be regarded as acting on behalf of the Issuer or the Company, has taken, directly or indirectly, any action which has constituted, or which might be reasonably expected to cause or result in, stabilization or manipulation of the price of any security of the Issuer or the Company. Neither the Issuer nor the Company has taken any action or omitted to take any action (such as issuing any press release relating to any Notes without an appropriate legend) which may restrict or otherwise affect the ability of any of the Initial Purchasers (or anyone acting on their behalf) to undertake any of the activities permitted by the price stabilization rules of the Financial Services Authority in accordance with such rules.

(bb) None of the Issuer, the Company, its subsidiaries or, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate (having the meaning specified in Rule 501(b) of Regulation D under the Act, “Affiliate”) of the Issuer or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA except for such violations as would not have a Material Adverse Effect; and the Issuer and the Company and, to the knowledge of the Company, its subsidiaries and Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except for such non-compliance as would not have a Material Adverse Effect.

(cc) None of the Issuer, the Company, their Affiliates, or any person acting on their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Notes or (ii) engaged in any directed selling efforts (within the meaning of Regulation S under the Act

(“Regulation S”) with respect to the Notes. Each of the Issuer and the Company is a “foreign issuer” (as defined in Regulation S) and there is no substantial U.S. market interest (as defined in Regulation S) in its debt securities of either the Issuer or the Company.

(dd) The Notes and the Guarantees satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(ee) No registration under the Act of the Securities is required for the offer and sale of the Notes to or by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum.

(ff) Neither the Company nor the Issuer is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum neither of them will be, an “investment company” as defined in the Investment Company Act of 1940, as amended (including the rules and regulations thereunder, the “Investment Company Act”), without taking account of any exemption arising out of the number of holders of the Company’s or the Issuer’s securities.

(gg) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act as such requirements currently apply to “foreign private issuers” as defined in Rule 3b-4 under the Exchange Act.

Any certificate signed by any officer of the Issuer or the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by the Issuer or the Company, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale; Delivery and Payment. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuer, at a purchase price of 99.142% of the principal amount thereof, plus accrued interest, if any, from June 23, 2004 to the Closing Date, the principal amount of Notes set forth opposite such Initial Purchaser’s name in Schedule I hereto.

Delivery of and payment for the Notes shall be made at 10:00 A.M., New York City time, on June 23, 2004, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Issuer and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Issuer or the Company by wire transfer payable in same-day funds to the account specified by the Issuer or the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

3. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S, “U.S. Persons”), except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Issuer and the Company that:

(i) it has not offered or sold, and will not offer or sell, any Notes within the United States or to, or for the account or benefit of, U.S. Persons, (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering except:

(A) to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(B) in accordance with Rule 903 of Regulation S;

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Notes in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in the United States;

(iii) in connection with each sale pursuant to Section 3(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on Rule 144A;

(iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes;

(v) it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Notes, except with its affiliates or with the prior written consent of the Issuer;

(vi) it and they have complied and will comply with the offering restrictions requirement of Regulation S;

(vii) at or prior to the confirmation of sale of Notes (other than a sale of Notes pursuant to Section 3(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.”

(viii) it has not offered or sold and, prior to the date that is six months after the date of issuance of the Notes, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

(ix) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it from the Issuer or the Guarantor in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer or the Company;

(x) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

(xi) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Act).

4. Expenses. The Issuer or, failing the Issuer, the Company agrees to pay the costs and expenses relating to the following matters: (i) the costs and expenses relating to the preparation of the Indenture and the Registration Rights Agreement, the issuance of the Securities and the fees of the Trustee; (ii) the costs and expenses relating to the preparation, printing or reproduction of the Preliminary Memorandum and the Final Memorandum and each amendment or supplement to either of them; (iii) the costs and expenses relating to the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Notes; (iv) the costs and expenses relating to the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any ad valorem stamp duty, stamp duty reserve tax or similar issuance, registration or transfer taxes or duties in connection with the original issuance and sale of the Notes; (vi) the costs and expenses relating to the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (vii) the costs and expenses relating to any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) all costs and expenses relating to the rating of the Notes by Moody’s Investors Services Inc. and Standard & Poor’s Ratings Service; (ix) the transportation and other expenses incurred by or on behalf of the representatives of the Issuer and the Company in connection with presentations to prospective purchasers of the Notes; (x) the costs and expenses of listing the Notes on the Luxembourg Stock Exchange including the fees and expenses of the Company’s listing agent; (xi) the costs and expenses relating to marketing materials including any electronic “roadshow” and graphic art materials; (xii) the fees and expenses of the Issuer’s and the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer and the Company; (xiii) the costs and expenses associated with the performance by the Issuer and the Company of their obligations under the Registration Rights Agreement (including SEC filing fees, legal and accounting fees and expenses, fees and expenses of the exchange offer depositary and costs and expenses relating to the printing and distribution of related prospectuses); and (xiv) all other costs and expenses incident to the performance by the Issuer of its obligations hereunder.

It is understood, however, that except as provided in this Section 4 and in Section 8 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them and, unless otherwise agreed with the Issuer or the Company in writing, any advertising expenses relating to the offer of the Notes.

5. Agreements. The Issuer and the Company agree with each Initial Purchaser that:

(a) The Issuer and the Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and the amendments and supplements, if any, thereto as they may reasonably request.

(b) The Issuer and the Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that, prior to the completion of the distribution of the Notes by the Initial Purchasers (as determined by the Initial Purchasers), the Company will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Final Memorandum shall have been filed with the Commission.

(c) If at any time prior to the completion of the sale of the Notes by the Initial Purchasers (as determined by the Representatives), the Issuer and the Company become aware that any event has occurred as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Issuer and the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(d) The Issuer and the Company will use their best efforts to arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Issuer or the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, in any jurisdiction where it is not now so subject, except as expressly contemplated by this Agreement, the Indenture and the Registration Rights Agreement. The Issuer and the Company will promptly advise the Representatives of the receipt by the Issuer or the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) The Issuer and the Company will not, and will not permit any of their Affiliates to, resell any Notes that have been acquired by any of them.

(f) None of the Issuer, the Company, their Affiliates, or any person acting on their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(g) None of the Issuer, the Company, their Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Securities in the United States.

(h) So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Issuer and the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(i) None of the Issuer, the Company, their Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities; and each of them will comply with any applicable offering restrictions under Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

(j) The Issuer and the Company will cooperate with the Representatives and use its best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

(k) The Issuer and the Company will not for a period of 30 days following the Execution Time, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer, the Company or any of their Affiliates or any person in privity with the Issuer, the Company or any of their Affiliates), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Issuer or the Company other than the Securities hereunder.

(l) Neither the Issuer nor the Company will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuer or the Company to facilitate the sale or resale of the Notes.

(m) The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public.

(n) The Issuer and the Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the directors and officers of the Issuer and the Company, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(o) Neither the Issuer nor the Company will take any action or omit to take any action (such as issuing any press release relating to any Notes without an appropriate legend) which may restrict or otherwise affect the ability of any of the Initial Purchasers (or anyone acting on their behalf) to undertake any of the activities permitted by the price stabilization rules of the Financial Services Authority in accordance with such rules.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Notes shall be subject to the accuracy of the representations and warranties of the Issuer and the Company contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Issuer and the Company made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and the Company of their obligations hereunder and to the following additional conditions:

(a) The Issuer and the Company shall have requested and caused Davis & Gilbert LLP, U.S. counsel for the Issuer and the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Initial Purchasers, to the effect set forth in Annex A hereto.

(b) The Issuer and the Company shall have requested and caused Allen & Overy LLP, English counsel for the Issuer and the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Initial Purchasers Representatives, substantially in the form attached as Annex B hereto.

(c) The Representatives shall have received from Simpson Thacher & Bartlett LLP, U.S. counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Notes, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Issuer and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Representatives shall have received from Herbert Smith, English counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Notes, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Issuer and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) At Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Memorandum, any material adverse change and no development reasonably likely to cause a prospective material adverse change in the financial condition or in the earnings or business of the Issuer or the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate executed by each of the chief financial officer and the secretary or other director of the Issuer and the Company, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Date, and (iii) the Issuer and the Company have each complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to Closing Date.

(f) At the Execution Time, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Representatives letters, dated as of the Execution Time, to the effect set forth in Annex C hereto and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum.

(g) At Closing Date, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Representatives letters, dates as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(h) The Notes shall be eligible for clearance and settlement through The Depository Trust Company.

(i) The Luxembourg Stock Exchange shall have agreed to list the Notes, subject only to notice of issuance.

(j) The Notes shall have been rated Baa2 by Moody’s Investors Services Inc. and BBB+ by Standard & Poor’s Ratings Services and subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) Prior to the Closing Date, the Issuer and the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been satisfied when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at 425 Lexington Avenue, New York, New York 10017, on the Closing Date.

7. Reimbursement of Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Issuer or the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Issuer, or failing the Issuer, the Company will reimburse the Initial Purchasers severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

8. Indemnification and Contribution. (a) The Issuer and the Company, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the directors,

officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act (each a “Purchaser Indemnified Person”) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer and the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuer or the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein; provided, further, however, that with respect to the Preliminary Memorandum or any amendment or supplement thereto, the foregoing indemnity agreement shall not inure to the benefit of any Purchaser Indemnified Person from whom the person asserting any loss, claim, damage, liability or expense purchased Securities, if a copy of the Final Memorandum (as then amended or supplemented if the Issuer or the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Purchaser Indemnified Person to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Final Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. This indemnity agreement will be in addition to any liability that the Issuer or the Company may otherwise have.

(b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Issuer, the Company, each of the directors, officers, employees, Affiliates and agents of the Issuer and the Company and each person who controls the Issuer or the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer and the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Issuer or the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Issuer and the Company acknowledges that the statements set forth in (1) the first paragraph on page iv, (2) the third and fourth sentences of the paragraph captioned “There may not be a liquid trading market for the notes” under “Risk Factors,” (3) the second, third and fourth sentences of the second paragraph under “Plan of Distribution,” (4) the fourth, fifth and sixth sentences of the seventh paragraph under “Plan of Distribution,” and (5) the eighth paragraph under “Plan of Distribution,” in each case, in the Preliminary Memorandum and the

Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Issuer, the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Company on the one hand and by the Initial Purchasers on the other from the offering of the Notes; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Notes purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuer and the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer or the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer, the Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Issuer or the Company within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of the Issuer or the Company shall have the same rights to contribution as the Issuer and the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Initial Purchasers) the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Initial Purchasers do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Issuer. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Issuer or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Notes, if at any time prior to such time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Memorandum, any material adverse change and no development reasonably likely to cause a prospective material adverse change in the financial condition or in the earnings or business of the Issuer or the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Issuer or the Company has been suspended or materially limited by the Commission or the London Stock Exchange, or if trading generally on the London Stock Exchange, American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer, the Company or their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Issuer, the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and shall be deemed to have been given (a) upon personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (c) the next business day if sent by facsimile transmission (if receipt is electronically confirmed) or by a prepaid overnight courier service, and in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

if to Barclays Capital Inc. at:

Barclays Capital Inc.

200 Park Avenue

New York, New York 10166

Attention: US Transaction Management

Fax: 212-412-7680

Telephone: 212-412-7606

if to Citigroup Global Markets Inc. at:

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

Attention: Office of the General Counsel

Fax: 212-816-5831

Telephone: 212-816-7912

if to Wachovia Capital Markets, LLC at:

Wachovia Capital Markets, LLC

One Wachovia Center, TW-7

301 South College Street

Charlotte, North Carolina 28288

Attention: Head of Investment Grade Debt Syndicate

Fax: 704-383-0661

Telephone: 704-383-7727

if to the Issuer or the Company:

WPP Group plc

27 Farm Street

London W1J 5RJ

England

Attention: Group Finance Director

Fax: 011-44-20-7493-6819

Telephone: 011-44-20-7318-0059

Copies to:

Davis & Gilbert LLP

1740 Broadway

New York, New York 10019

Attention: Mitchell W. Karsch

Fax: (212) 468-4888

Telephone: (212) 468-4860

and

Allen & Overy LLP

One New Change

London EC4M 9QQ

Attention: Richard Browne

Fax: 011-44-20-7330-9999

Telephone: 011-44-20-7330-3256

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successor, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

14. Jurisdiction. The Issuer and the Company each agrees that any suit, action or proceeding against the Issuer or the Company brought by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and the Company each hereby appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011 as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Issuer and the Company each hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer and the Company each agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer or the Company, as the case may be. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, in any court of competent jurisdiction in England. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

16. Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “$”, is of the essence. To the fullest extent permitted by law, the obligations of the Issuer and/or the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Issuer or the Company, as the case may be, will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Issuer or the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York or London.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Issuer and the several Initial Purchasers.

Very truly yours,

WPP FINANCE (UK)

By:
Name:
Title:

WPP GROUP PLC

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Barclays Capital Inc.

Citigroup Global Markets Inc.

Wachovia Capital Markets, LLC

As for themselves and as Representatives of the other several Initial Purchasers listed on Schedule I hereto

By: Barclays Capital Inc.

By:
Name:
Title:

Citigroup Global Markets Inc.

By:
Name:
Title:

Wachovia Capital Markets, LLC

By:
Name:
Title:

SCHEDULE I

Initial Purchasers	Principal Amount of Notes to be Purchased

Barclays Capital Inc.	U.S.$175,500,000

Citigroup Global Markets Inc.	175,500,000

Wachovia Capital Markets, LLC	175,500,000

HSBC Securities (USA) Inc.	32,500,000

J. P. Morgan Securities Inc.	32,500,000

ABN AMRO Incorporated	14,625,000

BNP Paribas Securities Corp.	14,625,000

Goldman, Sachs & Co.	14,625,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	14,625,000

Total	U.S.$650,000,000

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